Exhibit 99.1

Information Relating to Part II.

Item 14. – Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of senior unsecured debt securities of The TJX Companies, Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-237461) filed on March 30, 2020, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee under the Securities Act	$108,927.62
Printing expenses	40,000
Legal fees and expenses	225,000
Rating agency fees	1,435,000
Accountants’ fees and expenses	300,000
Trustee fees and expenses	16,000
Miscellaneous	5,072.38
Total	$2,130,000